FOR IMMEDIATE RELEASE
October 1, 2002                        Cedric W. Burgher
                                       Vice President, Investor Relations
                                       713.676.4608
                                       cedric.burgher@halliburton.com

                                       Wendy Hall
                                       Manager, Public Relations
                                       713.676.5227
                                       wendy.hall@halliburton.com



               HALLIBURTON ANNOUNCES THIRD QUARTER CONFERENCE CALL


     Houston, Texas -- Halliburton (NYSE:HAL) will host a conference call on Thursday, November 7, 2002, to discuss third quarter financial results. The call will begin at 9:00 AM Central Time (10:00 AM Eastern Time). The results will be released that morning before the market opens.

     The press release concerning the 2002 third quarter earnings will be posted on the Halliburton web site www.halliburton.com and will be available on the Dow Jones newswire. Please visit our website at www.halliburton.com to listen to the call live via webcast. A replay will be available on the Halliburton web site for seven days following the event. In addition, you may participate in the call by telephone at (913) 981.5571.

     Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at http://www.halliburton.com.


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